AMENDMENT NO. 15
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of April 30, 2010, amends the Master Investment Advisory Agreement (the “Agreement”) dated June 5, 2000, between AIM Growth Series, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
WITNESSETH:
     WHEREAS, AIM Growth Series is now named AIM Growth Series (Invesco Growth Series); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM Balanced-Risk Retirement Now Fund	Invesco Balanced-Risk Retirement Now Fund
AIM Balanced-Risk Retirement 2010 Fund	Invesco Balanced-Risk Retirement 2010 Fund
AIM Balanced-Risk Retirement 2020 Fund	Invesco Balanced-Risk Retirement 2020 Fund
AIM Balanced-Risk Retirement 2030 Fund	Invesco Balanced-Risk Retirement 2030 Fund
AIM Balanced-Risk Retirement 2040 Fund	Invesco Balanced-Risk Retirement 2040 Fund
AIM Balanced-Risk Retirement 2050 Fund	Invesco Balanced-Risk Retirement 2050 Fund
AIM Basic Value Fund	Invesco Basic Value Fund
AIM Conservative Allocation Fund	Invesco Conservative Allocation Fund
AIM Global Equity Fund	Invesco Global Equity Fund
AIM Growth Allocation Fund	Invesco Growth Allocation Fund
AIM Income Allocation Fund	Invesco Income Allocation Fund
AIM International Allocation Fund	Invesco International Allocation Fund
AIM Mid Cap Core Equity Fund	Invesco Mid Cap Core Equity Fund
AIM Moderate Allocation Fund	Invesco Moderate Allocation Fund
AIM Moderate Growth Allocation Fund	Invesco Moderate Growth Allocation Fund
AIM Moderately Conservative Allocation Fund	Invesco Moderately Conservative Allocation Fund
AIM Small Cap Growth Fund	Invesco Small Cap Growth Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Growth Series in the Agreement are hereby deleted and replaced with AIM Growth Series (Invesco Growth Series).

2.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Balanced-Risk Retirement Now Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2010 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2020 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2030 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2040 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2050 Fund	January 31, 2007
Invesco Basic Value Fund	June 5, 2000
Invesco Conservative Allocation Fund	April 30, 2004
Invesco Global Equity Fund	November 4, 2003
Invesco Growth Allocation Fund	April 30, 2004
Invesco Income Allocation Fund	October 31, 2005
Invesco International Allocation Fund	October 31, 2005
Invesco Mid Cap Core Equity Fund	September 1, 2001
Invesco Moderate Allocation Fund	April 30, 2004
Invesco Moderate Growth Allocation Fund	April 29, 2005
Invesco Moderately Conservative Allocation Fund	April 29, 2005
Invesco Small Cap Growth Fund	September 11, 2000
Invesco Convertible Securities Fund	February 12, 2010
Invesco Van Kampen Asset Allocation Conservative Fund	February 12, 2010
Invesco Van Kampen Asset Allocation Growth Fund	February 12, 2010
Invesco Van Kampen Asset Allocation Moderate Fund	February 12, 2010
Invesco Van Kampen Harbor Fund	February 12, 2010

Name of Fund	Effective Date of Advisory Agreement
Invesco Van Kampen Leaders Fund	February 12, 2010
Invesco Van Kampen Real Estate Securities Fund	February 12, 2010
Invesco Van Kampen U.S. Mortgage Fund	February 12, 2010
APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
Invesco Balanced-Risk Retirement Now Fund
Invesco Balanced-Risk Retirement 2010 Fund
Invesco Balanced-Risk Retirement 2020 Fund
Invesco Balanced-Risk Retirement 2030 Fund
Invesco Balanced-Risk Retirement 2040 Fund
Invesco Balanced-Risk Retirement 2050 Fund
Invesco Conservative Allocation Fund
Invesco Growth Allocation Fund
Invesco Income Allocation Fund
Invesco International Allocation Fund
Invesco Moderate Allocation Fund
Invesco Moderate Growth Allocation Fund
Invesco Moderately Conservative Allocation Fund
Invesco Van Kampen Leaders Fund
These fourteen funds do not pay an advisory fee.
Invesco Basic Value Fund

Net Assets	Annual Rate

First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $1.5 billion	0.62%
Next $2.5 billion	0.595%
Next $2.5 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%

Invesco Global Equity Fund

Net Assets	Annual Rate

First $250 million	0.80%
Next $250 million	0.78%
Next $500 million	0.76%
Next $1.5 billion	0.74%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.68%
Over $10 billion	0.66%
Invesco Mid Cap Core Equity Fund
Invesco Small Cap Growth Fund

Net Assets	Annual Rate

First $500 million	0.725%
Next $500 million	0.70%
Next $500 million	0.675%
Over $1.5 billion	0.65%
Invesco Convertible Securities Fund

Net Assets	Annual Rate

First $750 million	0.52%
Next $250 million	0.47%
Next $500 million	0.42%
Next $500 million	0.395%
Next $1 billion	0.37%
Over $3 billion	0.345%
Invesco Van Kampen Asset Allocation Conservative Fund
Invesco Van Kampen Asset Allocation Growth Fund
Invesco Van Kampen Asset Allocation Moderate Fund

Net Assets	Annual Rate

All Assets	0.15%
Invesco Van Kampen Harbor Fund

Net Assets	Annual Rate

First $350 million	0.55%
Next $350 million	0.50%
Next $350 million	0.45%
Over $1.05 billion	0.40%

Invesco Van Kampen Real Estate Securities Fund

Net Assets	Annual Rate

First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.70%
Invesco Van Kampen U.S. Mortgage Fund

Net Assets	Annual Rate

First $1 billion	0.47%
Next $500 million	0.445%
Next $500 million	0.42%
Next $500 million	0.395%
Next $2.5 billion	0.37%
Next $2.5 billion	0.345%
Next $2.5 billion	0.32%
Next $2.5 billion	0.295%
Over $12.5 billion	0.27%”
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM GROWTH SERIES
(INVESCO GROWTH SERIES)

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President
(SEAL)

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